                                                                 EXHIBIT 10.22.1


--------------------------------------------------------------------------------

                          PROBEX FLUIDS RECOVERY, INC.



    $12,500,000 of 7% Senior Secured Convertible Notes, Due November 28, 2004

                                   ----------


                             NOTE PURCHASE AGREEMENT


                                   ----------

                          Dated as of November 29, 2000

                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
1        AUTHORIZATION OF NOTES.........................................................1
   1.1        Authorization of Notes....................................................1
   1.2        Authorization of Probex Common Stock......................................1
   1.3        Guarantees................................................................1

2        SALE AND PURCHASE OF NOTES.....................................................1

3        CLOSING........................................................................2

4        CONDITIONS TO CLOSING; CLOSING DELIVERIES......................................2
   4.1        Purchasers' Conditions to Closing.........................................2
   4.2        Closing Deliveries of the Company and Probex..............................4
   4.3        Closing Deliveries of the Collateral Agent................................5
   4.4        Closing Deliveries of the Purchasers......................................6

5        REPRESENTATIONS AND WARRANTIES
         OF THE COMPANY AND PROBEX......................................................6
   5.1        Organization; Power and Authority.........................................6
   5.2        Authorization, etc........................................................6
   5.3        Ownership of Company Stock................................................7
   5.4        Capitalization............................................................7
   5.5        Corporate Records.........................................................7
   5.6        Disclosure................................................................7
   5.7        Organization and Ownership of Shares of Subsidiaries; Affiliates..........8
   5.8        Consents..................................................................8
   5.9        Financial Statements......................................................8
   5.10       Liabilities and Obligations...............................................8
   5.11       Compliance with Laws and Instruments......................................8
   5.12       [Intentionally omitted....................................................9
   5.13       Litigation; Observance of Agreements, Statutes and Orders.................9
   5.14       Taxes.....................................................................9
   5.15       Title to Property; Leases.................................................9
   5.16       Commitments..............................................................10
   5.17       Licenses, Permits, etc...................................................12
   5.18       Insurance................................................................12
   5.19       Compliance with ERISA....................................................13
   5.20       Private Offering by the Company..........................................13
   5.21       Use of Proceeds; Margin Regulations......................................14
   5.22       Existing Debt; Future Liens..............................................14
   5.23       Environmental Matters....................................................14
   5.24       Collateral Matters.......................................................15
   5.25       Parity of Obligations....................................................15
   5.26       Solvency.................................................................15


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

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
   5.27       No Burdensome Restrictions...........................................16

6        REPRESENTATIONS OF THE PURCHASERS.........................................16
   6.1        Purchase for Investment..............................................16

7        INFORMATION AS TO COMPANY.................................................16
   7.1        Financial and Business Information...................................16
   7.2        Officer's Certificate................................................18
   7.3        Inspection...........................................................18

8        AFFIRMATIVE COVENANTS.....................................................19
   8.1        Compliance with Law..................................................19
   8.2        Insurance............................................................19
   8.3        Maintenance of Properties............................................19
   8.4        Payment of Taxes and Claims..........................................20
   8.5        Corporate Existence, etc.............................................20
   8.6        Notes and Guaranty to Rank Pari Passu................................20
   8.7        Further Assurances...................................................20
   8.8        Holder Representative................................................21
   8.9        Future Subsidiary Guarantors.........................................21
   8.10       Stockholder Approval.................................................21

9        NEGATIVE COVENANTS........................................................21
   9.1        Transactions with Affiliates.........................................21
   9.2        Merger, Consolidation, etc...........................................21
   9.3        Liens................................................................22
   9.4        Limitations on Debt and Preferred Stock..............................23
   9.5        Limitation on Restricted Payments....................................24
   9.6        Limitation on Investment.............................................24
   9.7        Sale of Assets.......................................................25
   9.8        Limitation on Restrictive Agreements.................................25
   9.9        Ownership of the Company.............................................25
   9.10       Line of Business.....................................................25
   9.11       Future Contract......................................................25

10       EVENTS OF DEFAULT.........................................................25

                                TABLE OF CONTENTS



                                                                                 Page
                                                                                 ----
11       REMEDIES ON DEFAULT, ETC..................................................28
   11.1       Acceleration; Conversion.............................................28
   11.2       Other Remedies.......................................................29
   11.3       Rescission...........................................................29

12       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.............................29
   12.1       Registration of Notes................................................29
   12.2       Transfer and Exchange of Notes.......................................30
   12.3       Replacement of Notes.................................................30

13       PAYMENT OF NOTES..........................................................30
   13.1       Place of Payment.....................................................30
   13.2       Home Office Payment..................................................31

14       EXPENSES, ETC.............................................................31
   14.1       Transaction Expenses.................................................31
   14.2       Survival.............................................................31

15       SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
         ENTIRE AGREEMENT..........................................................31

16       AMENDMENT AND WAIVER......................................................32
   16.1       Requirements.........................................................32
   16.2       Solicitation of Holders of Notes.....................................32
   16.3       Binding Effect, etc..................................................33
   16.4       Notes Held by Company, etc...........................................33

17       NOTICES...................................................................33

18       REPRODUCTION OF DOCUMENTS.................................................34

19       SUBSTITUTION OF PURCHASER.................................................34

20       REGISTRATION RIGHTS.......................................................34
   20.1       Filing and Effectiveness of Registration Statement...................34
   20.2       Obligations Of Probex................................................35
   20.3       Obligations Of The Holder............................................37
   20.4       Expenses Of Registration.............................................38
   20.5       Indemnification And Contribution.....................................38
   20.6       Rule 144.............................................................41

21       HOLDER REPRESENTATIVE.....................................................41
   21.1       Election of Holder Representative....................................41

                                                                                 Page
                                                                                 ----
22       MISCELLANEOUS.............................................................42
   22.1       Successors and Assigns...............................................42
   22.2       Payments Due on Non-Business Days....................................42
   22.3       Severability.........................................................42
   22.4       Construction.........................................................42
   22.5       Counterparts.........................................................42
   22.6       Governing Law; Jurisdiction and Service of Process...................42
   22.7       Agent for Service of Process.........................................43
   22.8       Waiver of Jury Trial.................................................43


SCHEDULES
Schedule A                 Information Relating to Purchasers
Schedule B                 Defined Terms
Schedule 4.2(q)            Certificate of Title
Schedule 4.1(h)            Changes in Corporate Structure
Schedule 4.4(a)            Company Wiring Instructions
Schedule 4.4(b)            Pennzoil Wiring Instructions
Schedule 4.4(c)            Escrow Agent Wiring Instructions
Schedule 5.3               Ownership of Company Stock
Schedule 5.4               Subsidiaries
Schedule 5.6               Disclosure
Schedule 5.8               Consents
Schedule 5.9               Financial Statements
Schedule 5.10              Liabilities
Schedule 5.11              Compliance with laws
Schedule 5.1               Litigation
Schedule 5.15              Title to Property; Leases
                           (a) Real Property
                           (b) Personal Property
                           (c) Leases
                           (d) Right to Use Assets
Schedule 5.16              Commitments
Schedule 5.17              Licenses, Permits, etc.
Schedule 5.18              Insurance
Schedule 5.21              Use of Proceeds
Schedule 5.22              Existing Debt
Schedule 5.23              Environmental Matters

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----


EXHIBITS

Exhibit 1                  Form of Note
Exhibit 2                  Form of Collateral Agency Agreement
Exhibit 4.1(c)             Form of Opinion of Counsel for the Company
Exhibit 4.2(k)             Form of Security Agreement
Exhibit 4.2(l)             Form of Pledge Agreement
Exhibit 4.2(m)             Form of Guaranty Agreement
Exhibit 4.2(n              Form of Lock Up
Exhibit 4.2(o)             Form of Escrow Agreement

                          PROBEX FLUIDS RECOVERY, INC.
                           13355 NOEL ROAD, SUITE 1200
                               DALLAS, TEXAS 75240

                             NOTE PURCHASE AGREEMENT

    $12,500,000 of 7% Senior Secured Convertible Notes, Due November 28, 2004

                                                                     Dated as of
                                                               November 29, 2000

TO EACH OF THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         PROBEX FLUIDS RECOVERY, INC., a Delaware corporation (the "Company") and Probex Corp., a Delaware corporation ("Probex"), agree with each of the purchasers named in Schedule A to this Agreement (the "Purchasers") and the Collateral Agent as set forth below. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1. AUTHORIZATION OF NOTES

         1.1. Authorization of Notes. The Company will authorize the issue and sale of $12,500,000 of 7% Senior Secured Convertible Notes, Due November 28, 2004 (the "Notes") such term to include any such notes issued in substitution therefore pursuant to Section 12 of this Agreement. The Notes shall be substantially in the form set out in Exhibit 1 with such changes therefrom, if any, as may be approved by you and the Company.

         1.2. Authorization of Probex Common Stock. Probex will authorize and will reserve for issuance as necessary at all times that number of shares of Probex Common Stock necessary for the conversion of Notes as provided in Section 2 of the Notes.

         1.3. Guarantees. The payment and performance obligations of the Company under and pursuant to this Agreement and the Notes are to be fully and unconditionally guaranteed by Probex pursuant to the Guaranty Agreement.

2. SALE AND PURCHASE OF NOTES. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite each Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof (the "Purchase Price"). The obligation of each Purchaser shall be several and not joint and no Purchaser shall have any obligation or any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3. CLOSING. The sale and purchase of the Notes shall occur at the offices of Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202, at 10:00 a.m., Central time, at a closing (the "Closing") on November 29, 2000 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers (the "Closing Date").

4. CONDITIONS TO CLOSING; CLOSING DELIVERIES. The obligations of each of the parties hereto to make the closing deliveries set forth in Sections 4.2, 4.3 or 4.4, respectively, shall be conditioned upon the simultaneous delivery of the closing deliveries required to be made by the other parties hereto pursuant to Sections 4.2, 4.3 or 4.4, respectively.

         4.1. Purchasers' Conditions to Closing. Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company and Probex in this Agreement shall be true and correct when made and at the time of the Closing; and Purchasers shall have received a certificate of an officer of each of the Company and Probex, dated as of the Closing Date, to the foregoing effect.

                  (b) Performance; No Default. The Company and Probex shall have performed and complied with all agreements and conditions contained in this Agreement and the Guaranty Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.21) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor Probex shall have entered into any transaction since September 30, 2000 (the "Set Date") that would have been prohibited by Section 9 hereof had such Section applied since such date. Purchasers shall have received a certificate of the President of each of the Company and Probex, dated as of the Closing Date, to the foregoing effect.

                  (c) Opinions of Counsel. You shall have received an opinion in form and substance satisfactory to you, dated the date of the Closing from Jenkens & Gilchrist, counsel for the Company and Probex, covering the matters set forth in Exhibit 4.1(c) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you).

                  (d) Collateral Agency Agreement. The Company and Probex shall have acknowledged the execution and delivery of the Collateral Agency Agreement.

                  (e) Purchase Permitted By Applicable Law, etc. On the Closing Date each Purchaser's purchase of Notes shall (a) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the

Federal Reserve System) and (b) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

                  (f) Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to the Purchasers and the Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

                  (g) Payment of Special Counsel Fees. Without limiting the provisions of Section 14.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers' special counsel.

                  (h) Changes in Corporate Structure. Except as specified in
Schedule 4.1(h), neither the Company nor Probex shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation nor shall it have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.9.

                  (i) Collateral Due Diligence. You shall have received all due diligence you may reasonably request with respect to the Collateral, including, without limitation, all surveys, appraisals, environmental reports, mailed and issued title insurance commitments, UCC filing reports, etc., which is the subject of the Security Documents. Original copies of all such third party reports and other due diligence shall be delivered to the Collateral Agent for safekeeping on your behalf.

                  (j) Consent of Other Lenders. Any consents or approvals required to be obtained from any lender or holder of any outstanding debt of the Company or Probex and any amendments of agreements pursuant to which any debt may have been incurred by the Company and any other consents set forth on
Schedule 5.8, which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents, approvals or amendments shall be reasonably satisfactory in form and substance to each Purchaser and special counsel to the Purchasers.

                  (k) Closing Deliveries. Purchasers shall have received all documents, duly executed in form satisfactory to Purchasers and their counsel, referred to in Section 4.2.

                  (l) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to each Purchaser and the Purchasers' special counsel, and each Purchaser and the Purchasers' special counsel shall have received all such counterpart originals or certified or other copies of such documents as each Purchaser or special counsel to the Purchasers' may reasonably request.

         4.2. Closing Deliveries of the Company and Probex. At the Closing, the Company and Probex shall deliver to the Purchasers the following, all of which shall be in form and content satisfactory to Purchasers and their counsel:

                  (a) Officer's Certificates. Each of the Company and Probex shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a) and (b) have been fulfilled.

                  (b) Secretary's Certificates. Each of the Company and Probex shall have delivered to you a Secretary's Certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement, which resolutions shall be in full force and effect.

                  (c) Existence and Good Standing. Certificates dated within ten days of the Closing, of the Secretary of State of Delaware establishing that the Company and Probex are in existence, have paid all franchise taxes and otherwise are in good standing to transact business in the State of Delaware.

                  (d) Foreign Existence and Good Standing. Certificates dated within ten days of the Closing, of the Secretaries of State of the states in which the Company is qualified to do business, to the effect that the Company is qualified to do business and is in good standing as a foreign corporation in each of such states.

                  (e) Opinion. An opinion of counsel of Jenkens & Gilchrist, counsel to the Company and Probex, dated as of the Closing, pursuant to Exhibit 4.1(c).

                  (f) Consents. All authorizations, consents, approvals, permits and licenses referenced in Schedule 5.8.

                  (g) Pennzoil Cross-Receipt. A cross-receipt executed by Pennzoil-Quaker State Company ("Pennzoil") acknowledging receipt as of November 29, 2000, of all amounts, including all outstanding principal and accrued but unpaid interest, due under the Note made by Probex and payable to Pennzoil dated September 29, 2000 (the "Pennzoil Debt").

                  (h) Pennzoil UCC-3's. UCC-3 Termination Statements executed by Pennzoil terminating all financing statements filed by Pennzoil with respect to the Pennzoil Debt.

                  (i) Notes. Each Note made payable to the persons and in the amounts set forth in Schedule A.

                  (j) [Intentionally omitted.]

                  (k) Security Agreement. The Security Agreement, duly executed and delivered by the Company, in substantially the form set forth in Exhibit 4.2(k), together with such other documents as to the Company reasonably requested by the Purchasers in connection with the execution and delivery of the Security Agreement.

                  (l) Pledge Agreement. The Pledge Agreement, duly executed and delivered by Probex, in substantially the form set forth in Exhibit 4.2(l), together with such other documents as to Probex reasonably requested by the Purchasers in connection with the execution and delivery of the Pledge Agreement.

                  (m) Guaranty Agreement. The Guaranty Agreement, duly executed and delivered by Probex, in substantially the form set forth in Exhibit 4.2(m) (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty Agreement"), together with such other documents as to Probex reasonably requested by the Purchasers in connection with the execution and delivery of the Guaranty Agreement

                  (n) Lock Up Letters. Lock up letters in the form set forth in
Exhibit 4.2(n) covering sales of Probex Common Stock for not less than one year from the officers and directors of Probex specified by the Holders.

                  (o) Escrow Agreement. The Escrow Agreement in substantially the form set forth in Exhibit 4.2(o) (the "Escrow Agreement") and simultaneously with the Closing the Company shall have deposited $500,000 in accordance therewith.

                  (p) Evidence of Insurance. A certificate dated within 10 days of the Closing executed by the independent insurance broker of the Company certifying to the existence of the insurance required by the Security Documents and the payment of all premiums thereon. The original of the policies or certificates thereof evidencing such insurance issued by the insurers shall be delivered to the Collateral Agent for safekeeping on your behalf immediately upon receipt thereof by the Company.

                  (q) Original Certificates of Title. Original Certificates of Title to all titled personal property, each of which are listed on Schedule 4.2
(q).

         4.3. Closing Deliveries of the Collateral Agent. At the Closing, the Collateral Agent shall deliver to the Purchasers the following, all of which shall be in form and content satisfactory to Purchasers and their counsel:

                  (a) Officer's Certificate of the Collateral Agent. An Officer's Certificate, dated the date of the Closing, certifying that (i) the representations and warranties of the Collateral Agent set forth in Section 2.1(b) of the Intercreditor and Collateral Agency Agreement dated on or about the date hereof (the "Collateral Agency Agreement") in the form of Exhibit 2 hereto shall be correct when made and at the time of the Closing, and (ii) the Collateral Agent shall have performed and complied with all agreements and conditions contained in the Collateral Agency Agreement required to be performed or complied with by it prior to or at the Closing.

                  (b) Officer's Certificate of the Collateral Agent. A certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Collateral Agency Agreement, which resolutions shall be in full force and effect.

                  (c) Collateral Agency Agreement. The Collateral Agency Agreement executed by the Collateral Agent.

         4.4. Closing Deliveries of the Purchasers. At the Closing, the Purchasers shall deliver the following:

                  (a) The Purchase Price minus the Pennzoil Debt to the Company in immediately available funds wired in accordance with the instructions set forth on Schedule 4.4(a).

                  (b) An amount equal to the Pennzoil Debt to Pennzoil in immediately available funds wired in accordance with the instructions set forth on Schedule 4.4(b).

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PROBEX.

         The Company and Probex jointly and severally represent and warrant to the Purchasers that the following will be true and correct as of the date hereof and will be true and correct through the Closing as if made on that date:

         5.1. Organization; Power and Authority. The Company and Probex are corporations duly organized, validly existing and in good standing under the laws of their jurisdiction of organization, and are duly qualified as a foreign corporation or other legal entity and are in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and Probex have the corporate or other legal entity power and authority to own or hold under lease the properties each purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Security Documents and the Notes and to perform the provisions hereof and thereof.

         5.2. Authorization, etc. This Agreement, the Security Documents and the Notes have been duly authorized by all necessary corporate or other legal entity action on the part of the Company and Probex, and this Agreement and the Security Documents constitute the legal, valid and binding obligations of the Company and Probex enforceable against the Company and Probex, as appropriate, in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon execution and delivery thereof, each Note will constitute a legal, valid and binding obligation of the Company and Probex enforceable against the Company and Probex in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

         5.3. Ownership of Company Stock. Except as set forth on Schedule 5.3, Probex owns, beneficially and of record, good and marketable title to all of the issued and outstanding Capital Stock of the Company, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders' agreements.

         5.4. Capitalization. The authorized Capital Stock of the Company consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding, and no shares of such Capital Stock are held in the treasury of the Company. All issued and outstanding shares of Capital Stock of the Company are duly authorized, validly issued, fully paid and nonassessable. There exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the Capital Stock of the Company. Neither Probex nor the Company are parties to or bound by, nor do they have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any Capital Stock of the Company. No shares of Capital Stock of the Company have been issued or disposed of in violation of the preemptive rights of any of the Company's shareholders. All accrued dividends on the Capital Stock of the Company, whether or not declared, have been paid in full.

         5.5. Corporate Records. The copies of the Articles of Incorporation and all amendments thereto and the Bylaws of the Company that have been delivered to the Purchasers are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Company, copies of which have been delivered to the Purchasers, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of the Company since the formation of the Company.

         5.6. Disclosure. This Agreement, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Company and Probex in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.9 do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since the Set Date, there has been no change in the financial condition, operations, business or properties of the Company, Probex or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company or Probex that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company or Probex specifically for use in connection with the transactions contemplated hereby.

         5.7. Organization and Ownership of Shares of Subsidiaries; Affiliates. The Company does not own, directly or indirectly, any of the Capital Stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

         5.8. Consents. Except as set forth in Schedule 5.8, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity ("Consent") is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement, the Security Documents, the Notes or the Guaranty Agreement on the part of the Company or Probex, and no such Consent would be required upon an Event of Default that results in the foreclosure of the common stock of the Company or a sale of all or substantially all of the assets of the Company.

         5.9. Financial Statements. The Company or Probex has delivered to each Purchaser copies of the financial statements of the Company, Probex and their Subsidiaries listed on Schedule 5.9 (the "Financial Statements"). All of such financial statements (including in each case the related schedules and notes) fairly present in all Material respects the consolidated financial position of Probex and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.10. Liabilities and Obligations. Except as set forth in Schedule 5.10, the Financial Statements reflect all liabilities of the Company, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof. All reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated. Except as set forth in the Financial Statements, the Company is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and neither the Company nor Probex knows of any basis for the assertion of any other claims or liabilities of any nature or in any amount.

         5.11. Compliance with Laws and Instruments. Except as set forth on
Schedule 5.11, the execution, delivery and performance by the Company and Probex of this Agreement, the Security Documents, the Notes and the Guaranty Agreement, as appropriate, and any change in control of the Company resulting upon an Event of Default that results in the foreclosure of the common stock of the Company owned by Probex or the sale of all or substantially all of the assets of the Company will not, (a) contravene, result in any breach of, or constitute a default under, or, unless permitted hereunder, result in the creation of any Lien in respect of any property of the Company, Probex or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company, Probex or any Subsidiary is bound or by which the Company, Probex or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company, Probex or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, Probex or any Subsidiary.

         5.12. [Intentionally omitted.]

         5.13. Litigation; Observance of Agreements, Statutes and Orders.

                  (a) Except as disclosed in Schedule 5.13 there are no actions, suits or proceedings pending or, to the knowledge of the Company or Probex, threatened against or affecting the Company, Probex or any Subsidiary or any property of the Company, Probex or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company, Probex nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.14. Taxes. The Company, Probex and their Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material, or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company, Probex or a Subsidiary has established adequate reserves in accordance with GAAP. Neither the Company nor Probex knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company, Probex and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company, Probex and their Subsidiaries have been paid for all fiscal years up to and including the fiscal year ending on September 30, 1999.

         5.15. Title to Property; Leases.

                  (a) Real Property. A description of all interests in real property owned by the Company (collectively, the "Real Property") is set forth in Schedule 5.15(a).

Except as set forth in Schedule 5.15(a), the Company has good, valid and marketable title to all the Real Property. The Real Property and the leased real property referred to in Section 5.15(c) constitute the only real property used in the conduct of the business of the Company.

                  (b) Personal Property. Except as set forth in Schedule 5.15(b), the Company has good, valid and marketable title to all tangible and intangible personal property owned by it (collectively, the "Personal Property"). The Personal Property and the leased personal property referred to in Section 5.15(c) constitute the only personal property used in the conduct of the business of the Company. Schedule 4.2(q) sets forth a description of all titled personal property owned by the Company.

                  (c) Leases. A list and brief description of all leases of real and Material personal property to which the Company is a party, either as lessor or lessee, are set forth in Schedule 5.15(c). All such leases are valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                  (d) Right to Use Assets. Except for those assets acquired since September 30, 2000, which are listed in Schedule 5.15(d), all tangible and intangible assets used in the conduct of the business of the Company are reflected in the Financial Statements in a manner that is in conformity with GAAP applied on a consistent basis with prior periods. The Company owns, leases or otherwise possesses a right to use all assets used in the conduct of the business of the Company, which will not be impaired by the consummation of the transactions contemplated hereby or upon an Event of Default that results in the foreclosure of the common stock of the Company owned by Probex or the sale of all or substantially all of the assets of the Company.

         5.16. Commitments.

                  (a) Commitments; Defaults. Except as set forth in Schedule 5.16, the Company has not entered into, nor is the Capital Stock, the assets or the business of the Company bound by, whether or not in writing, any

                  (i) partnership or joint venture agreement;

                  (ii) deed of trust or other security agreement;

                  (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond;

                  (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer;

                  (v) labor or collective bargaining agreement;

                  (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

                  (vii) deed or other document evidencing an interest in or contract to purchase or sell real property;

                  (viii) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee;

                  (ix) agreement between the Company and any affiliate of the Company;

                  (x) agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an affiliate of the Company;

                  (xi) any agreement for the acquisition of services, supplies, equipment or other personal property and involving more than $50,000 in the aggregate;

                  (xii) any other contract or arrangement that involves either an unperformed commitment in excess of $50,000 or that terminates more than 30 days after the date hereof;

                  (xiii) agreement providing for the purchase from a supplier of all or substantially all of the requirements of the Company of a particular product or service; or

                  (xiv) any other agreement or commitment not made in the ordinary course of business or that is Material to the business or financial condition of the Company.

All of the foregoing are hereinafter collectively referred to as the "Commitments." True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered or made available to the Purchasers. There are no existing defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Company, and no penalties have been incurred nor are amendments pending, with respect to the Commitments, except as described in Schedule 5.16. The Commitments are in full force and effect and are valid and enforceable obligations of the parties thereto in accordance with their respective terms and will continue in full force and effect and be valid and enforceable obligations of the Company after an Event of Default that results in the foreclosure of the common stock of the Company owned by Probex or the sale of all or substantially all of the assets of the Company, and no defenses, off-sets or counterclaims have been asserted or, to the best knowledge of the Company and Probex, may be made by any party thereto, nor has the Company waived any rights thereunder, except as described in Schedule 5.16. The Company has not received notice of any default with respect to any Commitment. Except as set forth in Schedule 5.16, none of the Commitments contains any change of control, assignment or other provision that would be triggered upon an Event of Default and subsequent foreclosure of the common stock of the Company owned by Probex or the sale of all or substantially all of the assets of the Company;

                  (b) No Cancellation or Termination of Commitment. Neither the Company nor Probex has received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment or agreement, and neither the Company nor Probex knows of any fact that would justify the exercise of such a right. Neither the Company nor Probex currently contemplates, or has reason to believe any other person or entity currently contemplates, any amendment or change to any Commitment. Except as listed in Schedule 5.16, none of the customers or suppliers of the Company has refused, or communicated that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, the Company.

         5.17. Licenses, Permits, etc. Except as disclosed in Schedule 5.17,

                  (a) the Company, Probex and their Subsidiaries own or possess or have filed applications for all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, technology, know-how, processes and trade names, or rights thereto (collectively "Intellectual Property"), that individually or in the aggregate are Material, without known conflict with the rights of others;

                  (b) to the best knowledge of the Company and Probex, no product of the Company, Probex or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person;

                  (c) to the best knowledge of the Company and Probex, there is no Material violation by any Person of any right of the Company, Probex or any of its Subsidiaries with respect to any Intellectual Property or other right owned or used by the Company, Probex or any of their Subsidiaries; and

                  (d) the Company, Probex and each Subsidiary owns, or has the legal right to use (subject to the common law rights of another user), all Intellectual Property necessary for each of them to conduct its business as currently conducted except for those which the failure to own or have such legal right to use could not have a Material Adverse Effect.

         5.18. Insurance. The Company carries property, liability, workers' compensation and such other types of insurance as is customary in the industry of the insured. A list and brief description of all insurance policies of the Company are set forth in Schedule 5.18. All of such policies are valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in the industry of the insured. Such insurance shall be outstanding and duly in force without interruption up to and including the Closing Date. True, complete and correct copies of all such policies have been provided to Purchaser on or prior to the date hereof.

         5.19. Compliance with ERISA. The Company, Probex and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company, Probex nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company, Probex or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, Probex or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.

                  (a) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $50,000 in the case of any single Plan and by more than $50,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

                  (b) The Company, Probex and their ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, are Material.

                  (c) The expected postretirement benefit obligation (determined as of the last day of the Company's and Probex's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company, Probex and its Subsidiaries is not Material.

                  (d) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

         5.20. Private Offering by the Company. Neither the Company nor, to the best of its knowledge, anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         5.21. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.21 (the "Use of Proceeds"). No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors (the "Board") of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         5.22. Existing Debt; Future Liens.

                  (a) Except as described therein, Schedule 5.22 sets forth a complete and correct list of all outstanding Debt of the Company, Probex and their Subsidiaries as of the date of this Agreement, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company, Probex or its Subsidiaries. Neither the Company, Probex nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company, Probex or any such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as described in Schedule 5.22, neither the Company, Probex nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 9.3.

                  (c) Probex will derive a commercial benefit by their execution and delivery of the Guaranty Agreement generally and, in certain other respects, as more specifically described in Schedule 5.22 hereto.

         5.23. Environmental Matters. Except as set forth on Schedule 5.23, as of the Closing Date, neither the Company, Probex nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company, Probex or any of their Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws. As of the Closing Date, except as otherwise disclosed to the Purchasers in writing,

                  (a) neither the Company, Probex nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of

Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use;

                  (b) neither the Company, Probex nor any Subsidiary has stored or has knowledge of any storage of any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed, nor has any knowledge of any disposal, of any Hazardous Materials in a manner contrary to any Environmental Laws; and

                  (c) neither the Company, Probex nor any of their Subsidiaries has knowledge that any buildings on any real properties now owned, leased or operated by the Company, Probex or any of their Subsidiaries are not in compliance with applicable Environmental Laws.

         5.24. Collateral Matters.

                  (a) The provisions of each of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Purchasers, a legal, valid and (subject to the qualifications to enforceability in Section 5.2) enforceable security interest (with the priorities provided for therein and limited to the extent the Collateral described therein is within the scope of the UCC) in all right, title and interest of the Company, Probex and its Subsidiaries in the collateral described therein; and executed financing statements have been, or on or before the Closing will be, filed (or appropriate arrangements for the filing thereof have been made) in all public offices wherein such filing is necessary to perfect the security interests in the Collateral therein described as against creditors of and purchasers from the Company and Probex.

                  (b) All representations and warranties of the Company, Probex and any of their Subsidiaries party thereto contained in the Security Documents are true and correct.

                  (c) All fees, charges and taxes in connection with the recordation or filing and re-recordation or re-filing of the Security Documents and any other agreement or instrument, financing statement or any publication of notice required to be filed or recorded, to protect the validity of the liens securing the obligations of the Notes shall have been paid in full or an amount sufficient to pay such fees, charges and taxes have been deposited by the Company with the title insurer.

         5.25. Parity of Obligations. All obligations hereunder and under the Notes are direct and secured obligations of the Company ranking senior as against the assets of the Company with respect to all other present and future secured Debt (actual or contingent) of the Company.

         5.26. Solvency. Each of the Company and Probex is, and upon giving effect to the issuance of the Notes, the execution of this Agreement and the Guaranty Agreement and the Use of Proceeds will be, Solvent. Each of the Company and Probex has capital not unreasonably small in relation to its respective business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its respective probable liability on its existing debts as they become absolute and matured. Neither the Company nor Probex intends to incur, or believes or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. The Company will not be rendered insolvent by the execution and delivery of, and performance of its respective obligations under, this Agreement, the Security Documents, the Notes or the Guaranty Agreement.

         5.27. No Burdensome Restrictions. Neither the Company nor Probex is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

6. REPRESENTATIONS OF THE PURCHASERS.

         6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's property shall at all times be within its control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Each Purchaser represents that it is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act.

7. INFORMATION AS TO COMPANY.

         7.1. Financial and Business Information. The Company shall deliver to each Holder:

                  (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                  (i) an unaudited balance sheet of the Company as at the end of such quarter, and

                  (ii) unaudited statements of income, changes in shareholders' equity and cash flows of the Company, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial

Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

                  (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

                  (i) an unaudited balance sheet of the Company, as at the end of such year, and

                  (ii) unaudited statements of income, changes in shareholders' equity and cash flows of the Company, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to annual financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows;

                  (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by Probex to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Holder), and each prospectus and all amendments thereto filed by Probex with the Securities and Exchange Commission (the "SEC") and of all press releases and other statements made available generally by Probex to the public concerning developments that are Material;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 10(h), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) Notice of ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer

         Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Holder.

         7.2. Officer's Certificate. Each set of financial statements delivered to a Holder pursuant to Section 7.1 shall be accompanied by a certificate of a Senior Financial Officer of the Company and a certificate of a Senior Financial Officer of Probex, as applicable, each setting forth a statement that such officer has reviewed the relevant terms of this Agreement and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company, or Probex, as the case may be, from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company or Probex shall have taken or proposes to take with respect thereto.

         7.3. Inspection. The Company shall permit a representative of the
Holders:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company during normal business hours, to visit the principal executive office of the Company to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8. AFFIRMATIVE COVENANTS.

         The Company and Probex covenant that so long as any of the Notes are outstanding:

         8.1. Compliance with Law. Probex will cause the Company to, and the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         8.2. Insurance. Probex will cause the Company to, and the Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         8.3. Maintenance of Properties. Probex will cause the Company to, and the Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         8.4. Payment of Taxes and Claims. Probex will cause the Company to, and the Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefore in accordance with GAAP on the books of the Company.

         8.5. Corporate Existence, etc. Probex will cause the Company to, and the Company will, and will cause each Subsidiary to, at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         8.6. Notes and Guaranty to Rank Pari Passu. The Notes, the Guaranty Agreement and all obligations of the Company and Probex thereunder and hereunder are and at all times shall remain direct obligations of the Company and Probex, as the case may be, ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and senior to all other present and future secured Debt (actual or contingent), of the Company.

         8.7. Further Assurances. Promptly upon request by the Collateral Agent, the Company shall (and shall cause its Subsidiaries including all entities which become Subsidiaries after the date hereof to), and Probex shall, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further conveyances, security agreements, charges, debentures, guaranties, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Collateral Agent may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any Security Document,
(b) to subject to the Liens created by any of the Security Documents any of the properties, rights or interests covered by any of the Security Documents, (c) to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent the rights granted or now or hereafter intended to be granted to the Purchasers under any Security Document or under any other document executed in connection therewith (including the granting of a mortgage on any now or hereafter acquired owned real property). In connection with the execution of the foregoing, the Company and Probex shall cause to be delivered to the Collateral Agent such opinions of counsel and other supporting documents as the Collateral Agent shall reasonably require.

         8.8. Holder Representative. The Holder Representative shall have the right, but not the obligation, to attend all Probex and Company board of directors' meetings, including committee meetings.

         8.9. Future Subsidiary Guarantors. The Company shall cause each Subsidiary of the Company formed after the Closing to become an Additional Subsidiary Guarantor and to execute and deliver, the Guaranty Agreement pursuant to with each such Subsidiary shall Guaranty the payment of all amounts payable by the Company hereunder and the Notes and the performance of all obligations of the Company hereunder and under the Notes. The Company will at all times own, directly or indirectly, not less than 100% of the issued and outstanding Capital Stock (and any Securities convertible at any time and from time to time into Capital Stock) of the Additional Subsidiary Guarantors free and clear of all Liens other than Liens evidenced by the Security Documents.

         8.10. Stockholder Approval. Probex hereby agrees that it shall prepare and file with the SEC within three weeks from the date of this Agreement, a preliminary proxy statement in connection with requesting that the stockholders of Probex approve for issuance at least 20,000,000 shares of Probex Common Stock to be used for future financing purposes and shall use all commercially reasonable efforts to file its definitive proxy statement as soon thereafter as possible.

9. NEGATIVE COVENANTS.

         The Company and Probex covenant that so long as any of the Notes are outstanding:

         9.1. Transactions with Affiliates. Probex will not permit the Company to, and the Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         9.2. Merger, Consolidation, etc. The Company and each Subsidiary shall not consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person.

         9.3. Liens. Probex will not permit the Company to, and the Company and its Subsidiaries will not, directly or indirectly, create or incur, or suffer to be incurred or to exist (upon the happening of a contingency or otherwise), any Lien on or with respect to any of the Company's or its Subsidiaries' property or assets (including, without limitation, any document or instrument in respect of goods or accounts receivable), whether now owned or hereafter acquired or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                  (a) Liens for property taxes, assessments or governmental charges or levies which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

                  (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

                  (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

                  (e) any Lien created after the date hereof to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, in the aggregate not to exceed $50,000, of tangible property (or any improvement thereon) acquired or constructed by the Company or any Subsidiary after the Closing Date, provided that

                  (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                  (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the fair market value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction,

                  (iii) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property, and

                  (iv) after giving effect to the incurrence of such Lien, no Default or Event of Default shall have occurred and be continuing;

                  (f) any extension, renewal or refunding of any Lien permitted by the preceding clause (e) of this Section 9.3 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Debt secured thereby; provided that (1) such extension, renewal or refunding of Debt shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (2) the time remaining until the maturity of such Debt shall not be reduced, (3) such Lien shall attach solely to the same such property, and (4) immediately after the consummation of the extension, renewal or refunding and after giving effect thereto, no Default or Event of Default would exist.

         If, notwithstanding the prohibition contained herein, the Company shall, or shall permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien, other than those Liens permitted by the provisions of paragraphs (a) through (e) of this Section 9.3, it will make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the Holders of the Notes may be entitled under applicable law, of an equitable Lien on such property. Such violation of this Section 9.3 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 9.3.

         9.4. Limitations on Debt and Preferred Stock.

                  (a) Probex will not permit the Company to, and the Company will not, and will not permit any Subsidiary of the Company to, create, issue, assume, Guaranty or to otherwise incur or in any manner be or become liable in respect of any Debt or Preferred Stock except Debt owed by a Subsidiary to the Company or a Wholly-owned Subsidiary of the Company or Preferred Stock owned by the Company or a Wholly-owned Subsidiary of the Company.

                  (b) Any Person which becomes a Subsidiary after the date hereof shall for all purposes of this Section 9.4 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Debt and Preferred Stock of such Person existing immediately after it becomes a Subsidiary.

         9.5. Limitation on Restricted Payments. Probex will not permit the Company to, and the Company will not, and will not permit any Subsidiary to, except as hereinafter provided:

                  (a) declare or pay any dividends, either in cash or property, on any share of its Capital Stock or other equity interests (except dividends or other distributions (i) payable solely in shares of Capital Stock or other equity interests of the Company and (ii) payable by a Wholly-owned Subsidiary to the Company or to another Wholly-owned Subsidiary);

                  (b) directly or indirectly, or through any Subsidiary or through any Affiliate of the Company, purchase, redeem or retire any shares of its Capital Stock of any class or other equity interests or any warrants, rights or options to purchase or acquire any shares of its Capital Stock or other equity interests (other than in exchange for or out of the net cash proceeds to the company from the substantially concurrent issue or sale of shares of Capital Stock or other equity interest of the Company or warrants, rights or options to purchase or acquire any shares of its Capital Stock or other equity interests); or

                  (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its Capital Stock or other equity interest, warrant, right or option;

(such declarations or payments of dividends, purchases, redemptions or retirements of Capital Stock or other equity interests and warrants, rights or options and all such other payments or distributions being herein collectively called "Restricted Payments").

         Notwithstanding anything to the contrary in this Section 9.5, as long as the Company pays its liabilities as they come due, meets its budgeted capital expenditures, maintains a minimum of $500,000 of working capital, of which $200,000 must be in cash, and no Event of Default has occurred and is continuing, the Company may make payments or distributions in respect of its Capital Stock to Probex.

         9.6. Limitation on Investment. Probex will not permit the Company to, and the Company will not, and will not permit any Subsidiary to, make any Investments, other than:

                  (a) Investments in and to Wholly-owned Subsidiaries;

                  (b) Investments representing loans or advances to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Wholly-owned Subsidiary in an aggregate outstanding amount not to exceed $50,000;

         For purposes of this Section 9.6, at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

         9.7. Sale of Assets. Probex shall not permit the Company to, and the Company shall not, and shall not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value).

         9.8. Limitation on Restrictive Agreements. Probex will not permit the Company to, and the Company will not, and will not permit any Subsidiary to, enter into any agreement with any Person which, directly or indirectly, prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions to the Company or prepay any Debt owed to the Company, (b) make loans or advances to the Company, or (c) transfer any of its properties or assets to the Company (other than with respect to assets subject to Liens permitted by Section 9.3).

         9.9. Ownership of the Company. Probex will at all times own, directly, or indirectly, not less than 100% of all the issued and outstanding Capital Stock (and any Securities convertible at any time and form time to time into Capital Stock) of the Company free and clear of all liens other than liens evidenced by the Security Documents.

         9.10. Line of Business. Probex will not permit the Company to, and the Company will not, and will not permit any of the Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and the Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and the Subsidiaries, taken as a whole, are engaged on the Set Date.

         9.11. Future Contract. Probex will not allow the Company to, and the Company agrees that it will not, enter into any contractual relationship unless such contract will continue to be in full force and effect after an Event of Default that results in the foreclosure of the common stock of the Company owned by Probex or the sale of all or substantially all of the assets of the Company.

10. EVENTS OF DEFAULT. An "Event of Default" shall exist and the Company shall provide the Holders with immediate written notice if any of the following conditions or events shall occur:

                  (a) the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 9.2; or

                  (d) Probex or the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 10) and such default is not remedied within 30 days after the occurrence thereof; or

                  (e) Probex has not, on or before September 30, 2001, secured commitments for financing for its working capital and debt and equity financing or other arrangement for the construction of an initial facility using Probex proprietary technology; or

                  (f) the Probex Common Stock is at any time not listed on a United States national securities exchange or reported by the Nasdaq National Market System or Small Cap Market System; or

                  (g) any representation or warranty made in writing by or on behalf of the Company, any Additional Subsidiary Guarantor or by any officer of Probex, the Company or any Additional Subsidiary Guarantor in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (h) (i) the Company or any Additional Subsidiary Guarantor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount exceeding $250,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Additional Subsidiary Guarantor is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount exceeding $250,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Additional Subsidiary Guarantor has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount exceeding $250,000 or (y) one or more Persons have the right to require the Company or any Additional Subsidiary Guarantor so to purchase or repay such Debt; or

                  (i) Probex, the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
(ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (j) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by Probex, the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to any of them or with respect to any substantial part of any of their property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (k) Probex receives a "going concern" opinion from its auditors; or

                  (l) a final judgment or judgments for the payment of money aggregating in excess of $50,000 is or are outstanding against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

                  (m) (i) default shall occur in the observance or performance of any covenant or agreement contained in the Guaranty Agreement which is not remedied within 30 days after the occurrence thereof, (ii) the Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental body or court that such agreement is invalid, void or unenforceable or (iii) Probex, the Company or an Additional Subsidiary Guarantor, as the case may be, shall contest or deny in writing the validity or enforceability of any of its obligations under the Guaranty Agreement; or

                  (n) (i) any Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest (having the priority provided for therein) subject only to Liens permitted pursuant to Section 9.3, or (ii) any material provision of any Security Document shall for any reason cease to be valid and binding on or enforceable against Probex, the Company or any Subsidiary party thereto or Probex, the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                  (o) (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $50,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefits plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (iv) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 10(o), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

11. REMEDIES ON DEFAULT, ETC.

         11.1. Acceleration; Conversion.


                  (a) If an Event of Default described in paragraph (i) and (j) of Section 10 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any Event of Default described in paragraph (a) or (b) of Section 10 has occurred and is continuing, any Holder or Holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (e), (f), or (k) of Section 10 has occurred and is continuing: during the first thirty days after such an Event of Default, the Holders and the Company shall attempt to reach agreement on a plan of action for Probex and the Company. During that period, the Required Holders shall have the right, but not the obligation, to appoint the Holder Representative to represent the Holders in trying to reach such an agreement. If an agreement is not reached during that thirty day period, then during the ten day period thereafter, the Required Holders shall have the right, but not the obligation, to vote to cause all of the then outstanding Notes to become immediately due and payable.

                  (d) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 11.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for).

         11.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 11.1, the Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         11.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 11.1, the Required Holders by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of the Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 16, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
11.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

                  (a) No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 14, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this Section 11.4, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

12. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         12.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder promptly upon request therefore, a complete and correct copy of the names and addresses of all registered Holders.

         12.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or his attorney duly authorized in writing, accompanied by the address for notices of each transferee of such Note or part thereof and upon delivery by the Holder of an opinion of counsel satisfactory to the Company confirming an exemption from registration under the Securities Act and any available state securities law; provided that if the beneficial ownership of the Note remains the same no such opinion of counsel shall be required), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in such series in exchange therefore, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of
Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

         12.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be notice from the Holder of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, receipt of an unsecured indemnity reasonably satisfactory to it, or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of such series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

13. PAYMENT OF NOTES.

         13.1. Place of Payment. Subject to Section 13.2, payments of principal and interest becoming due and payable on the Notes shall be made in Dallas, Texas. The Company may at any time, by notice to each Holder, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         13.2. Home Office Payment. So long as any Purchaser or its nominee shall be a Holder, and notwithstanding anything contained in Section 13.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser or nominee shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or nominee shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 13.1. Prior to any sale or other disposition of any Note, any Purchaser or its nominee will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 12.2.

14. EXPENSES, ETC.

         14.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel, provided that any such expenses incurred in excess of $50,000 on or before the Closing shall be borne by the Purchasers) incurred by each Purchaser or Holder in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Holder, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser or other Holder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser or other Holder).

         14.2. Survival. The obligations of the Company under this Section 14 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other Holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers, Probex and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

16. AMENDMENT AND WAIVER.

         16.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, and the Notes may be amended and the observance of any term of the Notes may be waived (either retroactively or prospectively), with and only with the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 6 or 20 hereof, or any defined term (as it is used therein), will be effective as to each Purchaser unless consented to by each Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 11 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, (ii) change the percentage of the principal amount of the Notes, the Holders of which are required to consent to any such amendment or waiver or (iii) amend any of Sections 10, 11, 16 or 19.

         16.2. Solicitation of Holders of Notes.

                  (a) Solicitation -- the Company will provide each Holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 16 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

                  (b) Payment -- the Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding whether or not such Holder consented to such waiver or amendment.

         16.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 16 applies equally to all Holders of Notes and is binding upon them and upon each future Holder of Notes and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         16.4. Notes Held by Company, etc. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

17. NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,

                  (ii) if to any other Holder, to such Holder at such address as such other Holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Bruce Hall, or at such other address as the Company shall have specified to the Holder of each Note in writing.

                  (iv) If to Probex, to Probex at 13355 Noel Road, Suite 1200, Dallas, Texas 75240 to the attention of Bruce Hall, or at such other address as Probex shall have specified to the Holder of each Note in writing.

Notices under this Section 17 will be deemed given only when actually received.

18. REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Holder at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Holder, may be reproduced by such Holder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 18 shall not prohibit the Company or any Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

19. SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 19), such word shall be deemed to refer to such Affiliate in lieu of the previous Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to any Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 19), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the Purchaser, and the Purchaser shall have all the rights of an original Holder under this Agreement.

20. REGISTRATION RIGHTS

         20.1. Filing and Effectiveness of Registration Statement. Probex shall prepare and file with the SEC as soon as practicable after the Closing of this Agreement, a Registration Statement relating to the offer and sale of the Registrable Securities and shall use all commercially reasonable efforts to cause the SEC to declare such Registration Statement effective under the Securities Act as promptly as practicable but not later than 120 days after the Closing. Probex shall notify the Holder by written notice that such Registration Statement has been declared effective by the SEC within three (3) business days of such declaration by the SEC.

         20.2. Obligations Of Probex. In connection with the registration of the Registrable Securities, Probex shall use all commercially reasonably efforts to:

                  (a) Promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Holder for resales of the Registrable Securities for a period of two years from the date on which the Registration Statement is first declared effective by the Commission or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act (the "Registration Period") and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (b) During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of Probex covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder as set forth in the Prospectus forming part of the Registration Statement;

                  (c) (i) Prior to the filing with the SEC of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide draft copies thereof (including a copy of the accountant's consent letter to be included in the filing) to Stonegate Securities, Inc. ("Stonegate") and reflect in such documents all such comments as Stonegate reasonably may propose; and (ii) furnish to Stonegate for delivery to each Holder whose Registrable Securities are included in the Registration Statement, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by Probex, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

                  (d) (i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of all jurisdictions requiring blue sky registration or qualification, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and
(iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that Probex shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 20.2(d), (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

                  (e) As promptly as practicable after becoming aware of such event, notify each Holder in writing of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Holder as such Holder may reasonably request provided, however, that any such delay in the Holders' ability to sell under an effective Prospectus caused by this subsection
(e) or subsection (f) below shall be limited during any consecutive 365 day period to two (2) thirty-day periods which thirty-day periods cannot be consecutive;

                  (f) As promptly as practicable after becoming aware of such event, notify each Holder in writing who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension provided, however, that any such delay in the Holders' ability to sell under an effective Prospectus caused by this subsection (f) or subsection (e) above shall be limited during any consecutive 365 day period to two (2) thirty-day periods which thirty-day periods cannot be consecutive;

                  (g) Cause all the Registrable Securities covered by the Registration Statement to be listed on the principal national securities exchange, or included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by Probex are then listed or included;

                  (h) Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

                  (i) Cooperate with the Holder who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the registration statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Holder reasonably may request and registered in such names as the Holder may request; and, within three business days after a registration statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by Probex to deliver to the transfer agent for the Registrable Securities (with copies to the Holder whose Registrable Securities are included in such registration statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

                  (j) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Holder of their Registrable Securities in accordance with the intended methods therefore provided in the Prospectus which are customary under the circumstances;

                  (k) Make generally available to its security holders as soon as practicable, but in any event not later than three (3) months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of Probex and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder (including, at the option of Probex, Rule 158);

         20.3. Obligations Of The Holder. In connection with the registration of the Registrable Securities, the Holder shall have the following obligations:

                  (a) It shall be a condition precedent to the obligations of Probex to complete the registration pursuant to this Section 20 with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to Probex such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as Probex may reasonably request. As least ten business days prior to the first anticipated filing date of the Registration Statement, Probex shall notify each Holder and its counsel, whether in-house or otherwise of the information Probex requires from each such Holder (the "Requested Information") if such Holder elects to have any of its Registrable Securities included in the Registration Statement. If at least four business days prior to the anticipated filing date Probex has not received the Requested Information from an Holder (a "Non-Responsive Holder") or its counsel, then Probex shall send such Non-Responsive Holder and its counsel a reminder of such information request. If at least two business days prior to the anticipated filing date Probex still has not received the Requested Information from such Non-Responsive Holder or its counsel, then Probex may file the Registration Statement without including Registrable Securities of such Non-Responsive Holder and have no further registration obligations to the Non-Responsive Holder;

                  (b) Each Holder by its acceptance of the Registrable Securities agrees to cooperate with Probex in connection with the preparation and filing of the Registration

Statement hereunder, unless such Holder has notified Probex in writing of its election to exclude all of its Registrable Securities from the Registration Statement; Probex shall, on its part, ensure that Item 507 of Regulation S-K of the Securities Act (regarding information on the selling security holders) be complied with in connection with its preparation and filing of the Registration Statement hereunder;

                  (c) As promptly as practicable after becoming aware of such event, notify Probex of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (d) Each Holder agrees that, upon receipt of any written notice from Probex of the occurrence of any event of the kind described in
Section 20.2(e) or 20.2(f), it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 20.2(e) and, if so directed by Probex, such Holder shall deliver to Probex (at the expense of Probex) or destroy (and deliver to Probex a certificate of destruction) all copies in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

         20.4. Expenses Of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 20.2, but including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for Probex, and the reasonable fees, not to exceed $5,000.00, of one firm of counsel to the Holders of a majority in interest of the Registrable Securities shall be borne by Probex.

         20.5. Indemnification And Contribution.

                  (a) Probex shall indemnify and hold harmless each Holder and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and Probex hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that Probex shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to Probex by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 22.2(e), the use by the Indemnified Person of an outdated or defective Prospectus after Probex has provided to such Indemnified Person written notice that such Prospectus is outdated or defective.

                  (b) Indemnification by the Holder and Underwriters. Each Holder agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, and each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless Probex, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of Probex), its officers and each person, if any, who controls Probex within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which Probex or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Probex by such holder or underwriter expressly for use therein; provided, however, that no Holder or underwriter shall be liable under this
Section 20.5(b) for any amount in excess of the gross proceeds paid to such Holder or underwriter in respect of shares sold by it, and (ii) reimburse Probex for any legal or other expenses incurred by Probex in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) Notice of Claims, etc. Promptly after receipt by a party seeking indemnification pursuant to this Section 20.5 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 20.5 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

                  (d) Contribution. If the indemnification provided for in this
Section 20.5 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 20.5(d) were determined by pro rata allocation (even if the Holder or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 20.5(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holder and any underwriters in this
Section 20.5(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

                  (e) Notwithstanding any other provision of this Section 20.5, in no event shall any (i) Holder be required to undertake liability to any person under this Section 20.5 for any amounts in excess of the dollar amount of the gross proceeds to be received by such Holder from the sale of such Holder's Registrable Securities pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act.

                  (f) The obligations of Probex under this Section 20.5 shall be in addition to any liability which Probex may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 20.5 shall be in addition to any liability which such Indemnified Person may otherwise have to Probex. The remedies provided in this Section 20.5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an Indemnified Party at law or in equity.

         20.6. Rule 144. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of Probex to the public without registration ("Rule 144"), Probex agrees to:

                  (a) comply with the provisions of paragraph (c) (1) of Rule 144; and

                  (b) file with the SEC in a timely manner all reports and other documents required to be filed by Probex pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

21. HOLDER REPRESENTATIVE.

         21.1. Election of Holder Representative. At any time, the Holder or Holders owning at least 50% of the Notes may by written notice to the other Holders elect a representative of the Holders with respect to certain matters set forth in this agreement (the "Holder Representative"). Additionally, the Holder Representative may resign at any time as the Holder Representative by giving the Holders written notice of the resignation.

22. MISCELLANEOUS.

         22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder) whether so expressed or not.

         22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         22.6. Governing Law; Jurisdiction and Service of Process. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Texas, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State. The Company hereby irrevocably and unconditionally agree that any suit, action or proceeding with respect to this Agreement, or any proceeding to execute or otherwise enforce any judgment in respect of any breach thereof, brought by any registered Holder of a Note against the Company or any of its property, may be brought by such Holder of a Note in the United States District Court for the Northern District of Texas or any Texas State Court sitting in the County of Dallas as such Holder of a Note may in its sole discretion elect, and by the execution and delivery of this Agreement, the Company irrevocably submits to the jurisdiction of each such court; and agrees that process served either personally or by registered mail shall constitute, to the extent permitted by law, adequate service of process in any such suit. In addition, the Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any suit, action or proceeding arising out of or relating to this Agreement or any Note, brought in the said courts, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall in any way be deemed to limit the ability of any registered Holder of a Note to serve any such writs, process or summonses, in any manner permitted by applicable law or to obtain jurisdiction over the Company in such other jurisdiction, and in such manner, as may be permitted by applicable law. Notwithstanding anything to the contrary in this Section, the rights, duties, immunities, indemnities and standard of care of Wilmington Trust Company shall be governed by and construed in accordance with the laws of the State of Delaware.

         22.7. Agent for Service of Process. WITHOUT LIMITING THE FOREGOING, EACH OF PROBEX AND THE COMPANY HEREBY APPOINTS, IN THE CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OF OR IN THE STATE OF TEXAS, CSC SERVICE COMPANY TO RECEIVE, FOR IT AND ON ITS BEHALF, SERVICE OF PROCESS IN THE STATE OF TEXAS WITH RESPECT THERETO, PROVIDED PROBEX AND THE COMPANY MAY, AND IN THE EVENT THAT CSC SERVICE COMPANY IS AT ANY TIME NO LONGER DOMICILED IN THE STATE OF TEXAS, THE COMPANY SHALL, APPOINT CT CORPORATION OR ANY OTHER PERSON, REASONABLY ACCEPTABLE TO THE REQUIRED HOLDERS, WITH OFFICES IN THE STATE OF TEXAS TO REPLACE SUCH AGENT FOR SERVICE OF PROCESS UPON DELIVERY TO THE HOLDERS OF A REASONABLY ACCEPTABLE AGREEMENT OF SUCH NEW AGENT AGREEING SO TO ACT. IF SERVICE OF PROCESS IS MADE BY ANY HOLDER OF A NOTE UPON SUCH APPOINTEE, A COPY THEREOF SHALL ALSO BE PROVIDED TO THE COMPANY, BY REGISTERED OR CERTIFIED MAIL, OR BY INTERNATIONALLY-RECOGNIZED EXPEDITED DELIVERY SERVICE; PROVIDED THAT THE FAILURE OF SUCH HOLDER TO PROVIDE SUCH COPY TO THE COMPANY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE OF PROCESS OR ANY JUDGMENT RENDERED IN ANY SUCH SUIT, ACTION, OR PROCEEDING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF A NOTE TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW, OR TO OBTAIN JURISDICTION OVER THE COMPANY, IN SUCH OTHER JURISDICTION, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

         22.8. Waiver of Jury Trial. THE COMPANY, PROBEX AND THE HOLDERS OF THE NOTES AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OTHER SENIOR NOTE AGREEMENT DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. THE SCOPE OF THIS WAIVER IS

INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF SUCH TRANSACTIONS, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE HOLDERS OF THE NOTES, PROBEX AND THE COMPANY EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE HOLDERS OF THE NOTES, PROBEX AND THE COMPANY FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


--------------------------------------------------------------------------------

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                Very truly yours,

                                PROBEX FLUIDS RECOVERY, INC.


                                By: /s/ BRUCE A. HALL
                                    ----------------------------
                                Its: Vice President
                                     ---------------------------

                                PROBEX CORP.

                                By: /s/ BRUCE A. HALL
                                    ----------------------------
                                Its: Senior Vice President
                                     and Chief Financial Officer
                                     ---------------------------

The foregoing is hereby agreed to as of the date hereof:

THE NOTEHOLDERS:

               [Signatures of Noteholders Intentionally Omitted]

                            COLLATERAL AGENT:
                            WILMINGTON TRUST COMPANY




                            By: /s/ JOSEPH B. FEIL
                               -----------------------------------------------
                            Name: Joseph B. Feil
                            Title: Senior Financial Services Officer

                            Address:   Wilmington Trust Company
                                       1100 North Market Street
                                       Rodney Square North
                                       Wilmington, DE 19890-0001
                            Attention: Corporate Trust Administration - Probex

                                    EXHIBIT A

                       INFORMATION RELATING TO PURCHASERS

                                                        Principal Amount
 Name and Address of Purchaser                     of Notes to be Purchased
-------------------------------                   --------------------------
                                                  $


Payments

         All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds at the opening of business on the due date thereof (identifying each payment as "Probex Fluids Recovery, Inc. 7% Senior Secured Convertible Notes, Due November __, 2004, principal, premium or interest") to:

                              ABA No.
                              Account of:
                              Account Number:
                              On order of:

Contemporaneous with the above wire transfer, advice setting forth:

                  (1) the full name, interest rate and maturity date of the Notes or other obligations;

                  (2) allocation of payment between principal and interest and any special payment; and

                  (3) name and address of Bank or Trustee from which wire transfer was sent, shall be delivered or faxed AND mailed to:


                   ---------------------------------------------

                   ---------------------------------------------

                   ---------------------------------------------

                   ---------------------------------------------


All securities are to be sent for receipt the day after the closing to the attention of _______, at the address first listed above.

NOTICES

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed AND mailed to:

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:

Taxpayer I.D. Number:

                                    EXHIBIT B

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Additional Subsidiary Guarantor" means each Subsidiary of the Company that, subsequent to the Closing, from time to time Guarantees the Debt of the Company hereunder.

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Agreement" is defined in Section 16.3.

         "Board" is defined in Section 5.21.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York or Texas, are required or authorized to be closed.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligations" means the amount of the obligations of a Person as lessee under all Capital Leases which would be required to be reflected as a liability on a balance sheet in accordance with GAAP.

         "Capital Stock" means (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Claim" is defined in Section 20.5(c).

         "Closing" is defined in Section 3.

         "Closing Date" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Collateral" shall have the meaning set forth in the Security
Agreement.

         "Collateral Agent" means Wilmington Trust Company, in its capacity as Collateral Agent under and pursuant to the Collateral Agency Agreement.

         "Collateral Agency Agreement" is defined in Section 4.3(a).

         "Commitments" is defined in Section 5.16.

         "Company" means Probex Fluids Recovery, Inc., a Delaware corporation.

         "Consent" is defined in Section 5.8.

         "Current Market Price" shall mean (i) if the principal trading market for the Probex Common Stock is a United States national or regional securities exchange, the average closing price on such exchange for the thirty trading days prior to the day in question; or (ii) if sales prices for shares of Probex Common Stock are reported by the Nasdaq National Market System or Small Cap Market System (or a similar system then in use), the average last reported sales price so reported for the thirty trading days prior to the day in question; or
(iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Probex Common Stock are reported in the over-the-counter market by Nasdaq (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported for the thirty trading days prior to the day in question. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the thirty days prior to the day in question, then the current market price shall be determined as of the latest thirty consecutive trading days for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for thirty (30) or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of Probex, but if such determination is challenged in good faith by the holder, then as determined by an independent appraiser mutually satisfactory to the Probex and the Holder, which determination shall be binding upon the parties.

         "Debt" with respect to any Person means, at any time, without duplication,

         (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

         (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c)      all Capital Lease Obligations;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all its liabilities in respect of drawn letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

         (f)      Swaps of such Person; and

         (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means that rate of interest stated in clause (a) of the first paragraph of the Notes.

         "Dollars" means lawful currency of the United States of America.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Equity Interest" means shares of Capital Stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person and any option, warrant or other right relating thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "Escrow Agreement" is defined in Section 4.2(o).

         "Event of Default" is defined in Section 10.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Financial Statements" is defined in Section 5.9.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

         (a)      the government of

                           (i) the United States of America or any State or other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

         (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person Guarantying or in effect Guarantying any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

         (a) to purchase such Debt or obligation or any property constituting security therefore;

         (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

         (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

         (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

         In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Guaranty Agreement" is defined in Section 4.2(m).

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "Holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 12.1.

         "Holder Representative" is defined in Section 21.1.

         "Indemnified Party" is defined in Section 20.5(c).

         "Indemnified Person" is defined in Section 20.5(a).

         "Indemnifying Party" is defined in Section 20.5(a).

         "Intellectual Property" is defined in Section 5.17(a).
         "Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries in (a) any Person, whether by acquisition of Capital Stock, Debt or other obligations or security, or by loan, guaranty, advance, capital contribution or otherwise, or (b) any property.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of Capital Stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Liquid Assets" means, as of any date, the aggregate amount of the Company's (a) cash and obligations issued or guaranteed by the United States of America, (b) obligations issued or guaranteed by any Person controlled or supervised by and acting as an agency or instrumentality of the United States of America pursuant to authority granted by the Congress of the United States, (c) certificates of deposit issued, or banker's acceptances drawn on and accepted by, or money market accounts or time deposits in, commercial banks which are members of the Federal Deposit Insurance Corporation and which have a combined capital, surplus and undistributed profits of at least $1,000,000,000, (d) other money market instruments and mutual funds, substantially all of the assets of which are invested in any or all of the investments described in clauses (a) through (c) above, and (e) commercial paper rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation on the date of acquisition (the value of which shall be determined in accordance with GAAP).

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes or (d) the validity or perfection of the security interests granted under and pursuant to the Security Documents.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Non-Responsive Holder" is defined in Section 20.3(a).

         "Notes" is defined in Section 1.1.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company or a Subsidiary as the context shall require, whose responsibilities extend to the subject matter of such certificate.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Pennzoil" is defined in Section 4.2(g).

         "Pennzoil Debt" is defined in Section 4.2(g).

         "Person" means any individual, partnership, Company, limited liability company, joint stock company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Personal Property" is defined in Section 5.15(b).

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Pledge Agreement" shall mean that certain Pledge Agreement executed by Probex in favor of Collateral Agent for the benefit of the Holders pursuant to which

Probex pledges to the Holders all of the issued and outstanding shares in the Company as collateral security for the Notes and the Guaranty Agreement.

         "Preferred Stock" means any class of Capital Stock of a corporation that is preferred over any other class of Capital Stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Probex" shall mean Probex Corp., a Delaware corporation.

         "Probex Common Stock" shall mean the common stock, par value $.001 per share of Probex.

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Prospectus" means the prospectus (including any preliminary prospectus and/or any final prospectus filed pursuant to Rule 424(b) under the Securities Act and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

         "Public Offering" means an offer registered with the Commission and the appropriate state securities commissions by Probex of Probex Common Stock and made pursuant to the Securities Act.

         "Purchase Price" is defined in Section 2.

         "Purchasers" means those persons or entities set forth on Schedule A.

         "Real Property" is defined in Section 5.15(a).

         "Registrable Securities" means the shares of Probex Common Stock issuable upon the conversion of the Notes.

         "Registration Period" is defined in Section 20.2(a).

         "Registration Statement" means a registration statement of the Company filed on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and


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

supplements to such Prospectus, and all exhibits and other material incorporated by reference in such registration statement and Prospectus.

         "Required Holders" means, at any time, the holders of at least 66 2/3% of the principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates including officers or directors of the Company).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company or Probex with responsibility for the administration of the relevant portion of this Agreement.

         "Restricted Payments" is defined in Section 9.5(c).

         "Restricted Security" means any share of Common Stock except any that
(i) have been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) have been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise has been transferred and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

         "Requested Information" is defined in Section 20.3(a).

         "Rule 144" is defined in Section 20.6.

         "SEC" is defined in Section 7.1(c).

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

         "Security" has the meaning set forth in section 2(a)(1) of the Securities Act.

         "Security Agreement" shall mean that certain Security Agreement executed by the Company and its Subsidiaries in favor of Collateral Agent for the benefit of the Holders pursuant to which they grant a security interest in all of their assets to Collateral Agent as collateral security for the Notes.

         "Security Documents" means the Mortgages, the Security Agreement, the Pledge Agreement, the Collateral Agency Agreement, and the Guaranty Agreement.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or Probex, as the case may be.

         "Senior Note Agreement Document" means this Agreement, the Security Documents, the Guaranty Agreement and each other document, agreement or certificate delivered in connection with issuance of the Notes.


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

         "Set Date" is defined in Section 4.1(b).

         "Stonegate" shall mean Stonegate Securities, Inc.

         "Solvent" means, with respect to any Person, that (i) the fair salable value of such Person's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; (ii) such Person is not left with unreasonably small capital after the consummation of the transactions contemplated by this Agreement (including the Use of Proceeds) and (iii) such Person is able to pay its debts (including trade debts) as they mature.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Termination Statements" is defined in Section 4.2(h).

         "UCC" has the meaning set forth in the Security Agreement.

         "Use of Proceeds" is defined in Section 5.21.

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.




                       [Schedules Intentionally Omitted]



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